UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported) August 15, 2005

DEVCON INTERNATIONAL CORP.

(Exact name of registrant as specified in its charter)

Florida

(State or other jurisdiction of incorporation)

000-07152	59-0671992
(Commission File Number)	(IRS Employer Identification No.)

1350 East Newport Center Drive, Suite 201

Deerfield Beach, Florida 33442

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code (954) 429-1500

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On August 15, 2005, Devcon International Corp., a Florida corporation (the “Company”) and its wholly-owned subsidiary, V.I. Cement & Building Products, Inc., a Delaware corporation (“Seller”), entered into an asset purchase agreement (the “Agreement”) with Heavy Materials, LLC, a U.S. Virgin Islands limited liability company and private investor group (“Purchaser”) to acquire certain assets of the Company and Seller constituting the Company and Seller’s U.S. Virgin Islands ready-mix concrete, aggregates, concrete block and cement materials and supplies business, for $10,650,000 in cash plus an additional amount equal to the net realizable value of accounts receivable and a certain asset associated with these operations as of the closing date (the “Assets”). The net realizable value is contemplated to be paid by Purchaser at Closing by issuance of a note to Seller with a term of three years bearing interest at 5% per annum with only interest being paid quarterly in arrears during the first 12 months and principal and accrued interest being paid quarterly (principal being paid in 8 equal quarterly installments) for the remainder of the term of the Note until the maturity date. As of June 30, 2005, the net realizable value of these Assets amounted to $1.9 million. Other than the Asset Purchase Agreement, there is no material relationship between the Company or Seller, on the one hand, and Purchaser, on the other hand. The transaction is scheduled to close on or before September 30, 2005 and is subject to customary closing conditions.

The foregoing description of the Asset Purchase Agreement is qualified in its entirety by reference to the terms of the Asset Purchase Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 2.02. Results of Operations and Financial Condition

On August 16, 2005, the Company issued a press release reporting its financial results for the quarter ended June 30, 2005. A copy of the press release, dated August 16, 2005, announcing, among other things, these financial results is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

Item 7.01 Regulation FD Disclosure

The Company is attaching a copy of a press release, dated August 16, 2005, announcing its financial results for the quarter ended June 30, 2005 and such press release is incorporated herein by this reference.

Item 9.01 Exhibits

10.1	Asset Purchase Agreement, dated as of August 15, 2005, by and among the Company and Seller, on the one hand, and Purchaser, on the other hand

99.1	Press Release dated August 16, 2005

Limitation on Incorporation by Reference

In accordance with general instruction B.2 of Form 8-K, the information in this report (including the exhibit) is furnished pursuant to Items 2.02 and 7.01 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended or otherwise subject to liabilities of that section. This report will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEVCON INTERNATIONAL CORP.

Dated:	August 17, 2005	By:	/s/ Stephen J. Ruzika
		Name:	Stephen J. Ruzika
		Title:	Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Description
10.1	Asset Purchase Agreement, dated as of August 15, 2005, by and among the Company and Seller, on the one hand, and Purchaser, on the other hand

99.1	Press release dated August 16, 2005